Exhibit 99.1
Penumbra, Inc. Reports Second Quarter 2025 Financial Results

ALAMEDA, Calif., July 29, 2025 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), the world’s leading thrombectomy company, today reported financial results for the second quarter ended June 30, 2025.
•Revenue of $339.5 million in the second quarter of 2025, an increase of 13.4% or 12.7% in constant currency1, compared to the second quarter of 2024.
•U.S. Thrombectomy revenue of $188.5 million in the second quarter of 2025, an increase of 22.6% compared to the second quarter of 2024. U.S. VTE revenue increased 42% compared to the same period a year ago.
•Income from operations of $40.8 million or operating margin of 12.0% in the second quarter of 2025.
•Net income of $45.3 million and adjusted EBITDA1 of $61.4 million or net income margin of 13.3% and adjusted EBITDA margin1 of 18.1% in the second quarter of 2025.
Second Quarter 2025 Financial Results
Total revenue increased to $339.5 million for the second quarter of 2025 compared to $299.4 million for the second quarter of 2024, an increase of 13.4%, or 12.7% in constant currency1. The United States represented 76.8% of total revenue and international represented 23.2% of total revenue for the second quarter of 2025. Revenue from the U.S. increased 19.5% while revenue from our international regions decreased 3.2%, or 5.8% in constant currency1. Revenue from sales of our global thrombectomy products grew to $230.3 million in the second quarter of 2025, an increase of 13.1%, or 12.6% in constant currency1 over the same period a year ago, driven primarily by the sales of our U.S. thrombectomy products which increased by 22.6% over the same period a year ago. Revenue from sales of our global embolization and access products grew to $109.2 million for the second quarter of 2025, an increase of 13.9%, or 12.8% in constant currency1 from the same period a year ago, driven primarily by our U.S. embolization and access products which increased by 12.2% from the same period a year ago.

Gross profit for the second quarter of 2025 was $224.0 million, or 66.0% of total revenue compared to $162.8 million, or 54.4% of total revenue, for the second quarter of 2024, which included a one-time $33.4 million inventory impairment charge to cost of revenue in connection with the impairment of our immersive healthcare asset group. The impact of the one-time $33.4 million charge decreased our gross margin by 11.1 percentage points during the second quarter of 2024. Excluding the one-time inventory impairment charge, the improvement in gross margin was primarily driven by favorable product mix across our regions and productivity improvements. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future. As we move into the second half of 2025, we expect to see sequential gross margin expansion from favorable product mix and productivity improvements.

Total operating expenses and non-GAAP operating expenses1 were $183.2 million, or 54.0% of total revenue for the second quarter of 2025. This compares to total operating expenses of $243.8 million, or 81.4% of total revenue for the second quarter of 2024, which included a $76.9 million long-lived assets impairment charge associated with the impairment of assets related to our immersive healthcare business during the second quarter of 2024 and a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding the charges noted above, total non-GAAP operating expenses1 were $164.5 million, or 54.9% of total revenue for the second quarter of 2024. R&D expenses were $23.2 million for the second quarter of 2025, compared to $24.9 million for the second quarter of 2024. SG&A expenses were $160.0 million for the second quarter of 2025, compared to $141.9 million for the second quarter of 2024.

Income from operations and non-GAAP income from operations1 was $40.8 million for the second quarter of 2025, compared to a loss from operations of $81.0 million for the second quarter of 2024. Excluding a $76.9 million long-lived assets impairment charge associated with the impairment of assets related to our immersive healthcare business during the second quarter of 2024 and a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP loss from operations1 was $1.6 million for the second quarter of 2024.

Updated Full Year 2025 Financial Outlook

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

The Company is increasing its guidance for 2025 total revenue to a range of $1 billion, 355 million to $1 billion, 370 million, which represents 13% to 15% growth over 2024 revenue of $1 billion, 195 million. The Company maintains guidance for U.S. Thrombectomy growth of 20% to 21% compared to 2024 levels. The Company also maintains guidance for both gross margin and operating margin for full year 2025.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the second quarter 2025 financial results after market close on Tuesday, July 29, 2025 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 596-4144 (conference id: 6572573), or the webcast can be accessed on the “Events and Presentations” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., the world’s leading thrombectomy company, is focused on developing the most innovative technologies for challenging medical conditions such as ischemic stroke, venous thromboembolism such as pulmonary embolism, and acute limb ischemia. Our broad portfolio, which includes computer assisted vacuum thrombectomy (CAVT), centers on removing blood clots from head-to-toe with speed, safety and simplicity. By pioneering these innovations, we support healthcare providers, hospitals and clinics in more than 100 countries, working to improve patient outcomes and quality of life. For more information, visit www.penumbrainc.com and connect on Instagram, LinkedIn, and X.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency, b) non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP diluted earnings per share (“EPS”) and c) adjusted EBITDA and adjusted EBITDA margin.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives;
•the excess tax benefits associated with share-based compensation arrangements;
•non-recurring litigation related expenses; and
•non-cash long-lived asset impairment charges related to the impairment of our immersive healthcare asset group.

Adjusted EBITDA and adjusted EBITDA margin. The Company's adjusted EBITDA reflects the exclusion from GAAP net income (loss) of:

•non-cash operating charges such as stock-based compensation, depreciation and amortization, and impairment charges;
•non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes; and
•non-recurring litigation related expenses.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding non-cash long-lived asset impairment charges related to the impairment of our immersive healthcare asset group, the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, the excess tax benefits associated with share-based compensation arrangements, and expenses related to certain litigation matters that we have determined are not a normal or recurring part of our business, including settlement costs and legal fees. Further, we consider adjusted EBITDA and adjusted EBITDA margin useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding non-cash operating charges such as stock-based compensation, depreciation and amortization, and impairment charges, non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes and non-recurring litigation related expenses.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory or other assets; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 18, 2025. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$421,768	$324,404
Marketable investments	2,795	15,727
Accounts receivable, net	175,536	167,668
Inventories	427,628	406,737
Prepaid expenses and other current assets	37,757	36,589
Total current assets	1,065,484	951,125
Property and equipment, net	84,825	62,641
Operating lease right-of-use assets	174,059	177,787
Finance lease right-of-use assets	27,606	28,018
Intangible assets, net	6,552	6,513
Goodwill	166,752	165,826
Deferred taxes	109,141	100,332
Other non-current assets	40,390	40,939
Total assets	$1,674,809	$1,533,181
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,121	$31,326
Accrued liabilities	114,389	112,429
Current operating lease liabilities	12,855	12,221
Current finance lease liabilities	2,396	2,369
Total current liabilities	157,761	158,345
Non-current operating lease liabilities	183,493	187,068
Non-current finance lease liabilities	21,785	21,731
Other non-current liabilities	17,819	15,106
Total liabilities	380,858	382,250
Stockholders’ equity:
Common stock	39	38
Additional paid-in capital	1,146,260	1,096,732
Accumulated other comprehensive income (loss)	3,155	(5,843)
Retained earnings	144,497	60,004
Total stockholders’ equity	1,293,951	1,150,931
Total liabilities and stockholders’ equity	$1,674,809	$1,533,181

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$339,455	$299,403	$663,595	$578,058
Cost of revenue	115,445	136,574	223,702	234,090
Gross profit	224,010	162,829	439,893	343,968
Operating expenses:
Research and development	23,218	24,942	45,295	49,568
Sales, general and administrative	159,964	141,903	313,420	286,315
Impairment charge	—	76,945	—	76,945
Total operating expenses	183,182	243,790	358,715	412,828
Income (loss) from operations	40,828	(80,961)	81,178	(68,860)
Interest and other income, net	4,482	3,087	7,990	5,612
Income (loss) before income taxes	45,310	(77,874)	89,168	(63,248)
Provision for (benefit from) income taxes	40	(17,674)	4,675	(14,050)
Net income (loss)	$45,270	$(60,200)	$84,493	$(49,198)

Net income (loss) per share:
Basic	$1.17	$(1.55)	$2.18	$(1.27)
Diluted	$1.15	$(1.55)	$2.15	$(1.27)
Weighted average shares outstanding:
Basic	38,834,917	38,793,341	38,699,307	38,755,337
Diluted	39,245,953	38,793,341	39,214,027	38,755,337

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income (Loss) from Operations to Non-GAAP Operating Expenses and Non-GAAP Income (Loss) from Operations1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP operating expenses	$183,182	$243,790	$358,715	$412,828
GAAP operating expenses includes the effect of the following items:
Impairment charge[2]	—	76,945	—	76,945
Non-recurring litigation related expenses	—	—	—	4,823
Amortization of finite lived intangible assets acquired	—	2,380	—	4,759
Non-GAAP operating expenses	$183,182	$164,465	$358,715	$326,301

GAAP income (loss) from operations	$40,828	$(80,961)	$81,178	$(68,860)
GAAP income (loss) from operations includes the effect of the following items:
Impairment charge[2]	—	76,945	—	76,945
Non-recurring litigation related expenses	—	—	—	4,823
Amortization of finite lived intangible assets acquired	—	2,380	—	4,759
Non-GAAP income (loss) from operations	$40,828	$(1,636)	$81,178	$17,667

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024		Six Months Ended June 30, 2025		Six Months Ended June 30, 2024
	Net income	Diluted EPS	Net loss	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS
GAAP net income (loss)	$45,270	$1.15	$(60,200)	$(1.55)	$84,493	$2.15	$(49,198)	$(1.27)
GAAP net income (loss) includes the effect of the following items:
Impairment charge[2]	—	—	76,945	1.98	—	—	76,945	1.97
Non-recurring litigation related expenses	—	—	—	—	—	—	4,823	0.12
Amortization of finite lived intangible assets acquired	—	—	2,380	0.06	—	—	4,759	0.12
Tax effects on the non-GAAP adjustments above[3]	—	—	(19,117)	(0.49)	—	—	(20,853)	(0.52)
Excess tax benefits related to stock compensation awards	(11,541)	(0.29)	(119)	0.00	(18,134)	(0.46)	(406)	(0.01)
Non-GAAP net income (loss)	$33,729	$0.86	$(111)	$—	$66,359	$1.69	$16,070	$0.41

GAAP diluted EPS		$1.15		$(1.55)		$2.15		$(1.27)
Non-GAAP diluted EPS		$0.86		$0.00		$1.69		$0.41

Weighted average shares outstanding used to compute:
GAAP diluted EPS	39,245,953		38,793,341		39,214,027		38,755,337
Non-GAAP diluted EPS[4]	39,245,953		38,793,341		39,214,027		39,398,553

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.
3For the three and six months ended June 30, 2024, management used a combined federal and state tax rate of 24.10% to compute the tax effect of non-GAAP adjustments.
4For the purposes of calculating non-GAAP diluted EPS for the six months ended June 30, 2024, non-GAAP diluted weighted average shares outstanding of 39,398,553 were used as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income (loss)	$45,270	$(60,200)	$84,493	$(49,198)
Adjustments to GAAP net income (loss):
Depreciation and amortization expense	5,507	7,647	10,522	15,166
Interest income, net	(3,670)	(3,313)	(6,734)	(6,204)
Provision for (benefit from) income taxes	40	(17,674)	4,675	(14,050)
Stock-based compensation expense	14,234	9,560	28,019	23,129
Impairment charge[2]	—	76,945	—	76,945
Non-recurring litigation related expenses	—	—	—	4,823
Adjusted EBITDA	$61,381	$12,965	$120,975	$50,611

Revenue	$339,455	$299,403	$663,595	$578,058
Adjusted EBITDA	$61,381	$12,965	$120,975	$50,611
GAAP net income (loss) margin	13.3%	(20.1)%	12.7%	(8.5)%
Adjusted EBITDA margin	18.1%	4.3%	18.2%	8.8%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
United States	$260,818	$218,180	$42,638	19.5%	$—	$42,638	19.5%
International	78,637	81,223	(2,586)	(3.2)%	(2,141)	(4,727)	(5.8)%
Total	$339,455	$299,403	$40,052	13.4%	$(2,141)	$37,911	12.7%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
United States	$517,678	$427,824	$89,854	21.0%	$—	$89,854	21.0%
International	145,917	150,234	(4,317)	(2.9)%	(483)	(4,800)	(3.2)%
Total	$663,595	$578,058	$85,537	14.8%	$(483)	$85,054	14.7%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy	$230,256	$203,502	$26,754	13.1%	$(1,147)	$25,607	12.6%
Embolization and Access	109,199	95,901	13,298	13.9%	(994)	12,304	12.8%
Total	$339,455	$299,403	$40,052	13.4%	$(2,141)	$37,911	12.7%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy	$456,800	$391,205	$65,595	16.8%	$(224)	$65,371	16.7%
Embolization and Access	206,795	186,853	19,942	10.7%	(259)	19,683	10.5%
Total	$663,595	$578,058	$85,537	14.8%	$(483)	$85,054	14.7%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories and Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy
United States	$188,533	$153,728	$34,805	22.6%	$—	$34,805	22.6%
International	41,723	49,774	(8,051)	(16.2)%	(1,147)	(9,198)	(18.5)%
Total Thrombectomy	230,256	203,502	26,754	13.1%	(1,147)	25,607	12.6%
Embolization and Access
United States	72,285	64,452	7,833	12.2%	—	7,833	12.2%
International	36,914	31,449	5,465	17.4%	(994)	4,471	14.2%
Total Embolization and Access	109,199	95,901	13,298	13.9%	(994)	12,304	12.8%
Total	$339,455	$299,403	$40,052	13.4%	$(2,141)	$37,911	12.7%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy
United States	$376,425	$304,013	$72,412	23.8%	$—	$72,412	23.8%
International	80,375	87,192	(6,817)	(7.8)%	(224)	(7,041)	(8.1)%
Total Thrombectomy	456,800	391,205	65,595	16.8%	(224)	65,371	16.7%
Embolization and Access
United States	141,253	123,811	17,442	14.1%	—	17,442	14.1%
International	65,542	63,042	2,500	4.0%	(259)	2,241	3.6%
Total Embolization and Access	206,795	186,853	19,942	10.7%	(259)	19,683	10.5%
Total	$663,595	$578,058	$85,537	14.8%	$(483)	$85,054	14.7%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
investors@penumbrainc.com
Source: Penumbra, Inc.